Exhibit 4.9

Wachovia Bank, N.A.
Business Banking
NJ1927
95 Route 17 South
2nd Floor
Paramus, NJ 07652

Fax 201 226-2999

     January 25, 2006

[WACHOVIA LOGO OMITTED]                                  [WACHOVIA LOGO OMITTED]

     Mr. Ned Mavrommatis, CFO
     I D Systems Inc
     One University Plaza
     Hackensack, New Jersey 07601

             Re: Loan Agreement dated January 2, 2003

     Dear Mr. Mavrommatis:

          Reference is made to that certain LOAN AGREEMENT dated as of January 2, 2003 (the "Agreement") between I D Systems Inc (the "Borrower") and Wachovia Bank, National Association (the "Bank"). The Agreement and all other documents executed and delivered in connection therewith are collectively referred to herein as the "Loan Documents". All capitalized terms used but not defined herein shall have the meanings assigned in the Loan Documents.

          The Agreement provides for:

          Financial Covenant: Borrower shall, at all times, maintain Liquid Assets of not less than $3,000,000.00.

          The Borrower has requested the Bank's waiver, and the Bank does hereby permanently waive this provision, subject to Borrower's execution of and return of this letter. This waiver is limited to the covenant recited above and shall not be construed to be a waiver of any subsequent covenants, or of any existing or future covenants under any other provision of any Loan Document.

          The Borrower, by signature below, represents and warrants that there exist no defaults or event of default under the Loan Documents, that the Loan Documents are in full force and effect, and that Borrower does not have any defenses to its obligations under the Loan Documents nor any claims against Bank.

          Please evidence your acceptance of the terms of this waiver by signing and returning to the Bank a copy of this letter bearing original authorized signature of each of the parties indicated.

                                            Very Truly Yours,

                                            Wachovia Bank, National Association


                                            BY: /s/ Marguerette Atkinson-Vicks
                                                --------------------------------
                                                Name: Marguerette Atkinson-Vicks
                                                Title: Vice President



     ACCEPTED AND AGREED TO:

     I.D. Systems, Inc.

     By: /s/ Ned Mavrommatis
         ------------------------------
         Name:  Ned Mavrommatis
         Title: Chief Financial Officer


     Date:   1/26/06
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